PROSPECTUS SUPPLEMENT (To the Prospectus dated December 19, 2017)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-221711

Up to 2,798,792 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, Shineco, Inc. (the “Company”, “we” or “us”) is offering up to 2,798,792 shares of our common stock, par value $0.001 per share, directly to selected investors (the “Offering”).

We will receive gross proceeds of approximately up to $1,455,371 from the Offering. The price per share of Common Stock sold in the Offering is $0.52 per share.

Shares of our common stock are currently traded on the NASDAQ Capital Market under the symbol “TYHT”. On August 30, 2019, the closing sale price of our common stock was $0.60 per share.

As of August 30, 2019, the aggregate market value of our outstanding common stock held by non-affiliates is approximately $11,831,928, based on 22,871,772 shares of outstanding common stock, of which 15,366,141 are held by non-affiliates, and a per share price of $0.77 based on the closing sale price of our common stock on July 30, 2019.

The aggregate market value of securities sold by or on our behalf pursuant to Instruction I.B.6 of the general instructions to Form S-3 during the period of 12 calendar months immediately prior to and including the date of this prospectus supplement, does not exceed one-third of the aggregate market value of our voting and non-voting common stock held by our non-affiliates, determined as of a date not more than 60 days before the date of sale. We also issued $1,637,700 of shares of our Common Stock to a select group of investors pursuant to a securities purchase agreement dated September 27, 2018, as set forth in our prospectus supplement dated and filed with the Securities and Exchange Commission on September 27, 2018.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 3 of the accompanying prospectus and the risk factors contained in the documents incorporated by reference herein for a discussion of certain risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price per share of Common Stock	$0.52	$1,455,371
Proceeds to us, before estimated expenses, for the Common Stock	$0.52	$1,455,371

The date of this prospectus supplement is September 3, 2019.

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ABOUT THIS PROSPECTUS SUPPLEMENT

On November 21, 2017, we filed with the Securities Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-221711) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement, as amended, was declared effective on December 19, 2017 (the “Registration Statement”). Under this shelf registration process, we may, from time to time, sell up to $25,000,000 in the aggregate of common stock and other types of securities as specified in the shelf Registration Statement.

On January 23, 2018, pursuant to the Registration Statement and an accompanying prospectus supplement dated and filed with the SEC on January 26, 2018 (the “IFG Prospectus Supplement”), we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with IFG OPPORTUNITY FUND LLC (“IFG Fund”) whereby, upon the terms and subject to the conditions and limitations set forth therein, we have the right, from time to time in our sole discretion during the 24-month term of the Purchase Agreement, to direct IFG Fund to purchase up to a total of $15,000,000 (the “Available Amount”) of shares of common stock. We entered into a Termination Agreement with IFG Fund on July 3, 2018, pursuant to which the Purchase Agreement was terminated, effective immediately. As of the date of this prospectus supplement, no shares under the Available Amount have been issued to IFG Fund by the Company (except for the Commitment Shares). As such, as of the date of this prospectus supplement, except for the 200,000 Commitment Shares, no other securities of the Company have been issued pursuant to the Registration Statement and the IFG Prospectus Supplement. The Company filed a prospectus supplement to the shelf Registration Statement on September 27, 2018, as amended on January 2, 2019, to cover the offering of up to 4,064,814 shares of common stock (the “January 2019 Offering”) pursuant to which the Company sold 1,637,700 shares of common stock on September 28, 2018. Effective July 23, 2019, the Company has terminated the January 2019 Offering.

Under this shelf registration process, we are offering to sell shares of common stock. In this prospectus supplement, we provide you with specific information about the securities that we are selling in this Offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our securities being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus as well as additional information described under “Incorporation of Certain Information by Reference” on page S-9 of this prospectus supplement before investing in our securities.

This prospectus supplement describes the specific terms of an offering of our securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. We have not authorized anyone to provide you with any other information. If you receive any information not authorized by us, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” of this prospectus supplement, before investing in our securities.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Our primary executive offices are located at Room 1001, Building T5, DaZu Square, Daxing District, Beijing, People’s Republic of China and our telephone number is (+86) 10-87227366.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “TYHT,” the “Company,” “we,” “us” and “our” or similar terms refer to Shineco, Inc. a Delaware corporation and its consolidated subsidiaries.

Prospective investors may rely only on the information contained in this prospectus supplement. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus supplement is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement is correct only as of the date of this prospectus supplement, regardless of the time of the delivery of this prospectus supplement or any sale of these securities.

Cautionary Statement Regarding Forward-Looking Statements

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein and therein by reference contain such forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.

The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus supplement and the prospectus, as well as other information we include or incorporate by reference in this prospectus supplement and the prospectus. Many factors could affect our actual results, including those factors described under “Risk Factors” in our Form 10-K for the year ended June 30, 2018, incorporated by reference herein. You should read these factors and other cautionary statements made in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference. We do not assume any obligation to update any forward-looking statements made by us. Numerous factors could cause our actual results to differ materially from those described in forward-looking statements. Examples are statements regarding future developments with respect to the following:

The forward-looking statements contained herein are based on current expectations and beliefs concerning future developments and the potential effects on us. Future developments actually affecting us may not be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Examples are statements regarding future developments with respect to the following:

●	Our ability to improve internal controls and procedures;

●	Inflation and fluctuations in foreign currency exchange rates;

●	Our on-going ability to obtain all mandatory and voluntary government and other industry certifications, approvals, and/or licenses to conduct our business;

●	Development of a liquid trading market for our securities;

●	The costs we may incur in the future from complying with current and future governmental regulations and the impact of any changes in the regulations on our operations; and

●	The use of proceeds from this Offering

You should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus supplement, in the accompanying prospectus, in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus and in other documents that we file with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus supplement to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement or the accompanying prospectus or in any document incorporated herein or therein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the accompanying prospectus or the date of the document incorporated by reference herein or therein. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms “we,” “us,” “our,” and the “Company” refer only to Shineco, Inc. (“TYHT”) and its subsidiaries.

Additionally, unless we indicate otherwise, references in this prospectus to:

●	“China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

●	“RMB” and “Renminbi” are to the legal currency of China; and

●	“$,” “US$” and “U.S. dollars” are to the legal currency of the United States.

General

We are a Delaware holding company that uses our subsidiaries’ and variable interest entities’ vertically- and horizontally-integrated production, distribution and sales channels to provide health and well-being focused plant-based products. Our products are only sold domestically in China. We utilize modern engineering technologies and biotechnologies to produce, among other products, Chinese herbal medicines, organic agricultural produce and specialized textiles. Our health and well-being focused plant-based products business is divided into three major segments:

1. Processing and distributing traditional Chinese herbal medicine products as well as other pharmaceutical products. This segment is conducted through Ankang Longevity Group, which operates 66 cooperative retail pharmacies throughout Ankang, a city in southern Shaanxi province, China, through which we sell directly to individual customers traditional Chinese medicinal products produced by us as well as by third parties. Ankang Longevity Group also owns a factory specializing in decoction, which is the process by which solid materials are heated or boiled in order to extract liquids, and distributes decoction products to wholesalers and pharmaceutical companies around China. This segment accounted for approximately 39.4% and 32.3% of our revenues for the fiscal years ended June 30, 2017 and 2018, respectively, and 42.46% for the nine months ended March 31, 2019.

2. Processing and distributing green and organic agricultural produce as well as growing and cultivating yew trees (taxus media). We currently cultivate and sell yew mainly to large group and corporate customers, but do not currently process yew into Chinese or Western medicines. This segment is conducted through the Company’s variable interest entities: the Zhisheng Group, which comprises the following Chinese companies participating in our yew tree business: Shineco Zhisheng (Beijing) Bio-Technology Co. (“Zhisheng Bio-Tech”), Yantai Zhisheng International Freight Forwarding Co., Ltd (“Zhisheng Freight”), Yantai Zhisheng International Trade Co., Ltd (“Zhisheng Trade”), Yantai Mouping District Zhisheng Agricultural Produce Cooperative (“Zhisheng Agricultural”), and Qingdao Zhihesheng Agricultural Produce Services, Ltd (“Qingdao Zhihesheng”). This segment accounted for approximately 49.8% and 42.9% of our revenues for the fiscal years ended June 30, 2017 and 2018, respectively, and 54.83% for the nine months ended March 31, 2019.

3. Developing and distributing specialized fabrics, textiles and other byproducts derived from an indigenous Chinese plant Apocynum Venetum, grown in the Xinjiang region of China, and known in Chinese as “Luobuma” or “bluish dogbane”. Our Luobuma products are specialized textile and health supplement products designed to incorporate traditional Eastern medicines with modern scientific methods. These products are predicated on centuries-old traditions of Eastern herbal remedies derived from the Luobuma raw material. This segment is channeled through the Company’s directly-owned subsidiary, Beijing Tenet-Jove Technological Development Co., Ltd. (“Tenet-Jove”). This segment accounted for approximately 10.8% and 24.8% of our revenues for the fiscal years ended June 30, 2017 and 2018, respectively, and 2.71% for the nine months ended March 31, 2019.

We primarily market our health and wellbeing-focused products in China. At present, we do not sell any of our products in the United States or Canada. China’s domestic pharmaceutical and healthcare products market is fast-growing but, in our opinion, underdeveloped. We believe China’s healthcare sector has the capacity to develop even further. From pharmaceuticals to medical products to general consumer health, we believe that China remains among the world’s most attractive markets, and one of the fastest-growing large emerging markets. Driving this growth is China’s aging population, increased incidence of chronic diseases, and a material increase in investment from both domestic and foreign corporations. The growth also reflects the Chinese government’s focus on healthcare as both a social priority (as witnessed in its late 2000s healthcare reforms) and a strategic priority (as witnessed in the 12th five-year plan’s stated focus on growing the biomedical industry in the future).

Corporate Information

Our principal executive offices are located at Room 1001, Building T5, DaZu Square, Daxing District, Beijing, People’s Republic of China. Our telephone number is: (+86) 10-87227366.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions through 2020 or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than approximately $1.07 billion in annual revenues, have more than $700 million in market value of our capital stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of some reduced reporting burdens in this prospectus and the documents incorporated by reference into this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement: Up to 2,798,792 shares of common stock

Common stock outstanding immediately prior to this Offering: 22,871,772.

Common stock to be outstanding after this offering 25,670,564 shares assuming the sale of 2,798,792 shares of common stock to selected investors.

Plan of Distribution	We are selling the common stock directly to selected investors. See “Plan of Distribution.”

Risk Factors	Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “RISK FACTORS” beginning on page S-4 of this prospectus supplement and page 3 of the accompanying prospectus, and under similar headings in the other documents, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Use of Proceeds	We estimate that the net proceeds from the Offering to us, before expenses, will be approximately $1,455,371.

We intend to use the net proceeds from this offering for general corporate purposes and working capital. See “Use of Proceeds” in this prospectus supplement.

Market for the Common Stock	Our common stock is quoted and traded on NASDAQ Capital Market under the symbol “TYHT”.

Risk Factors

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risk factors below and in the accompanying prospectus and the risks and uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent periodic and current reports that we file with the SEC after the date of this prospectus supplement, which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The risk factors below are limited to those that relate to this Offering, although as mentioned above, this is by no means an exhaustive account of any such potential risk factors. We encourage you to read the Risk Factor section included in the accompanying prospectus below for risk factors related to our business and operations.

Risks Related to the Offering

Our management will have broad discretion over the use of the proceeds to us from this offering and may apply it to uses that do not improve our operating results or the value of our securities.

Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying solely on such judgment of our management regarding the application of these proceeds. Although we expect to use the net proceeds from this offering for working capital and general corporate purposes, which may include working capital and research and development, we have not allocated these net proceeds for specific purposes. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. Our use of the proceeds may not improve our operating results or increase the value of the securities being offered hereby.

The market price of our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the offering price.

The price per share of Common Stock sold in the Offering will be $0.52 which may vary from the market price of our common stock following our offering If you purchase our Common Stock in our offering, you may not be able to resell those shares at or above the offering price. We cannot assure you that the offering price of our Common Stock, or the market price following our offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our offering. The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Our common stock is considered a “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share and that is not listed on a national securities exchange, subject to specific exemptions. Historically, the price of our Common Stock has fluctuated greatly. As of the date of this filing, the market price of our Common Stock is less than $5.00 per share, and is therefore a “penny stock” according to SEC rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common stock, and may result in decreased liquidity for our common stock and increased transaction costs for sales and purchases of our common stock as compared to other securities.

The requirements of the Sarbanes-Oxley Act of 2002 and other U.S. securities laws impose substantial costs and may drain our resources and distract our management.

We are subject to certain of the requirements of the Sarbanes-Oxley Act of 2002 in the U.S., as well as the reporting requirements under the Exchange Act. The Exchange Act requires, among other things, filing of annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K, following the occurrence of certain material events, with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. We have identified a number of material weaknesses in our internal controls, as described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q incorporated by reference in this prospectus supplement. Meeting the requirements of the Exchange Act and the Sarbanes-Oxley Act may strain our resources and may divert management’s attention from other business concerns, both of which may have a material adverse effect on our business.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our Common Stock increases.

Provisions in our By-laws and Delaware laws might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our Common Stock.

Provisions of our by-laws and Delaware laws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares of our Common Stock. These provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions include:

●	limitations on the removal of directors;

●	limitations on the ability of our shareholders to call special meetings;

●	establishing advance notice provisions for shareholder proposals and nominations for elections to the board of directors to be acted upon at meetings of shareholders;

●	providing that the board of directors is expressly authorized to adopt, or to alter or repeal our bylaws; and

●	establishing advance notice and certain information requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by shareholders at shareholder meetings.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless such transactions are approved by our board of directors. The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your Common Stock in an acquisition.

You may experience dilution in the future.

To the extent that the options we will grant to our officers, directors and employees, are ultimately exercised, you will sustain dilution. We may also acquire or license other technologies or finance strategic alliances by issuing equity, which may result in additional dilution to our shareholders.

A substantial number of shares of common stock may be sold in the market, which may depress the market price for our common stock.

Sales of a substantial number of shares of our Common Stock in the public market could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are freely tradable without restriction or further registration under the Securities Act.

The price of the Common Stock has been determined by our management.

The price per share of Common Stock sold in the Offering will be $0.52 which may vary from the market price of our common stock following our offering. . If you purchase our common stock in the Offering, you will pay a price that was determined by our Board of Directors. The offering price for our Common Stock may bear no relationship to our assets, book value, historical results of operations or any other established criterion of value. The trading price, if any, of the Common Stock that may prevail in any market that may develop in the future, for which there can be no assurance, may be higher or lower than the price you paid for our common stock.

Use Of Proceeds

We estimate that the net proceeds from the Offering will be approximately $2,250,000, after deducting estimated offering expenses payable by us.

We intend to use the net proceeds from the Offering for general corporate purposes, which may include working capital, capital expenditures, and research and development expenditures.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this Offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

DETERMINATION OF OFFERING PRICE

The offering price of the securities offered in this Offering has been determined arbitrarily by our Board of Directors. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

Description of Securities TO BE REGISTERED

Common Stock

In this Offering, we are offering up to 2,798,792 shares of our common stock, $0.001 par value per share. For a description of the common stock being offered hereby, please see “Description of Securities to be Registered” in the accompanying prospectus.

Plan Of Distribution

We are selling the common stock, $0.001 par value per share, directly to the purchasers thereof, and we are not engaging an underwriter or other agent to solicit investors or facilitate the issuance, conversion or exercise of such securities.

Subject to customary closing conditions, certain investors have agreed to purchase, and we have agreed to sell, 2,798,792 shares of common stock at a purchase price of $0.52 per share.   It is possible that not all of the shares of common stock we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We expect that the sale will be completed on or before Septebmer 3, 2019. In negotiating the offering price per share of our common stock, we considered the dilution to our stockholders that will result from this offering.

EXPERTS

The audited financial statements incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of Wei, Wei & Co., LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

Where You Can Find More Information

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares of our common stock offered by this prospectus. This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. For further information with respect to our common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein as well as annual, quarterly and periodic reports, proxy statements and other information we file with the SEC.

The registration statement and any other materials we file with the SEC may be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov.

Incorporation of Certain Information By Reference

The Securities and Exchange Commission allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any information that we file subsequent to this prospectus with the Securities and Exchange Commission will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

(a)	the Company’s Annual Report on Form 10-K for the year ended June 30, 2018;

(b)	the Company’s Quarterly Reports on Form 10-Q for the periods ended September 30, 2018, December 31, 2018 and March 31, 2019;

(c)	the Company’s Current Reports on Form 8-K filed on July 2, 2018, July 5, 2018, July 9, 2018, August 9, 2018, August 20, 2018, September 28, 2018, October 15, 2018, December 20, 2018, January 22, 2019, March 19, 2019, March 20, 2019, March 26, 2019, March 28, 2019, April 9, 2019, April 23, 2019, April 30, 2019, May 8, 2019, May 13, 2019, May 14, 2019, May 16, 2019, May 17, 2019, July 1, 2019, July 10, 2019 and July 23, 2019; and

(d)	the description of the Common Stock, $0.001 par value per share, contained in the Registrant’s registration statement on Form 8-A filed with the Commission on May 13, 2016 pursuant to Section 12(b) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the earlier of the date declared effective or until the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus. These documents that we file later with the Securities and Exchange Commission and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (excluding exhibits, unless the exhibits are specifically incorporated), at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

SHINECO, INC.

Room 1001, Building T5,

DaZu Square, Daxing District,

Beijing, People’s Republic of China

Attn: Mr. Yuying Zhang

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation, as amended, provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted under the Delaware General Corporation Law, as amended (“DGCL”), except for the following exceptions set forth in Section 102 of the DGCL. Section 102 of the DGCL allows a corporation to eliminate or limit the personal liability of directors to a corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of the DGCL or engaged in a transaction from which the director obtained an improper personal benefit.

Our Bylaws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Up to 2,798,792 Shares of Common Stock

Prospectus Supplement dated September 3, 2019

December 19, 2017

PROSPECTUS

SHINECO, INC.

$25,000,000.00

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, offer common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate offering price of up to $25 million. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “TYHT.” On December 11, 2017, the last reported sales price of our common stock was $2.95. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement.

As of December 11, 2017, the aggregate market value of our outstanding common stock held by non-affiliates is $49,985,307, based on 21,034,072 shares of outstanding common stock, of which approximately 16,947,172 shares are held by non-affiliates, and a per share price of $2.95 based on the closing sale price of our common stock on December 11, 2017. During the 12 calendar month period ended December 12, 2017, no shares of the common stock of the Company have been offered.

During the 12 calendar month period ended December 12, 2017, no shares of the common stock of the Company have been offered.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in any of our common stock involves risk. You should carefully consider the Risk Factors beginning on page 3 of this prospectus in addition to Risk Factors contained in the applicable prospectus supplement, before you make an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus if truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

The date of this prospectus is December 19, 2017.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or any other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus.

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Note Regarding Forward-Looking Statements

The information contained in this registration statement on Form S-3 includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our company and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained herein are based on current expectations and beliefs concerning future developments and the potential effects on us. Future developments actually affecting us may not be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Examples are statements regarding future developments with respect to the following:

●	Our ability to improve internal controls and procedures;

●	Inflation and fluctuations in foreign currency exchange rates;

●	Our on-going ability to obtain all mandatory and voluntary government and other industry certifications, approvals, and/or licenses to conduct our business;

●	Development of a liquid trading market for our securities; and

●	The costs we may incur in the future from complying with current and future governmental regulations and the impact of any changes in the regulations on our operations.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this report to conform these statements to actual results or to changes in our expectations.

We qualify all of our forward-looking statements by these cautionary statements. The Company assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

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PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $25,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement.

You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find Additional Information” before buying any securities in this offering.

The terms “we,” “us,” “our,” and the “Company” refer only to Shineco, Inc. (“TYHT”) and its subsidiaries, unless the context suggests otherwise. Additionally, unless we indicate otherwise, references in this prospectus to:

●	“China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

●	“RMB” and “Renminbi” are to the legal currency of China; and

●	“$,” “US$” and “U.S. dollars” are to the legal currency of the United States.

The Company

We are a Delaware holding company that uses our subsidiaries’ and variable interest entities’ vertically- and horizontally-integrated production, distribution and sales channels to provide health and well-being focused plant-based products. Our products are only sold domestically in China. We utilize modern engineering technologies and biotechnologies to produce, among other products, Chinese herbal medicines, organic agricultural produce and specialized textiles. Our health and well-being focused plant-based products business is divided into three major segments:

1. Processing and distributing traditional Chinese herbal medicine products as well as other pharmaceutical products. This segment is conducted through Ankang Longevity Group, which operates 66 cooperative retail pharmacies throughout Ankang, a city in southern Shaanxi province, China, through which we sell directly to individual customers traditional Chinese medicinal products produced by us as well as by third parties. Ankang Longevity Group also owns a factory specializing in decoction, which is the process by which solid materials are heated or boiled in order to extract liquids, and distributes decoction products to wholesalers and pharmaceutical companies around China. This segment accounted for approximately 39.4% of our revenues for the year ended June 30, 2017. This segment accounted for approximately 41.8% of our revenues for the three months period ended September 30, 2017.

2. Processing and distributing green and organic agricultural produce as well as growing and cultivating yew trees (taxus media). We currently cultivate and sell yew mainly to large group and corporate customers, but do not currently process yew into Chinese or Western medicines. This segment is conducted through the Company’s variable interest entities: the Zhisheng Group, which comprises the following Chinese companies participating in our yew tree business: Shineco Zhisheng (Beijing) Bio-Technology Co. (“Zhisheng Bio-Tech”), Yantai Zhisheng International Freight Forwarding Co., Ltd (“Zhisheng Freight”), Yantai Zhisheng International Trade Co., Ltd (“Zhisheng Trade”), Yantai Mouping District Zhisheng Agricultural Produce Cooperative (“Zhisheng Agricultural”), and Qingdao Zhihesheng Agricultural Produce Services, Ltd (“Qingdao Zhihesheng”). This segment accounted for approximately 49.8% of our revenues for the year ended June 30, 2017. This segment accounted for approximately 44.8% of our revenues for the three months period ended September 30, 2017.

3. Developing and distributing specialized fabrics, textiles and other byproducts derived from an indigenous Chinese plant Apocynum Venetum, grown in the Xinjiang region of China, and known in Chinese as “Luobuma” or “bluish dogbane”. Our Luobuma products are specialized textile and health supplement products designed to incorporate traditional Eastern medicines with modern scientific methods. These products are predicated on centuries-old traditions of Eastern herbal remedies derived from the Luobuma raw material. This segment is channeled through the Company’s directly-owned subsidiary, Beijing Tenet-Jove Technological Development Co., Ltd. (“Tenet-Jove”). This segment accounted for approximately 10.8% of our revenues for the year ended June 30, 2017. This segment accounted for approximately 13.4% of our revenues for the three months period ended September 30, 2017.

We primarily market our health and wellbeing-focused products in China. At present, we do not sell any of our products in the United States or Canada. China’s domestic pharmaceutical and healthcare products market is fast-growing but, in our opinion, underdeveloped. We believe China’s healthcare sector has the capacity to develop even further. From pharmaceuticals to medical products to general consumer health, China remains among the world’s most attractive markets, and by far the fastest-growing of all the large emerging ones. Driving this growth is China’s aging population, increased incidence of chronic diseases, and a material increase in investment from both domestic and foreign corporations. The growth also reflects the Chinese government’s focus on healthcare as both a social priority (as witnessed in its late 2000s healthcare reforms) and a strategic priority (as witnessed in the 12th five-year plan’s stated focus on growing the biomedical industry in the future).

Our principal executive offices are located at Room 1001, Building T5, DaZu Square, Daxing District, Beijing, People’s Republic of China. Our telephone number is: (+86) 10-87227366.

RISK FACTORS

You should carefully consider the following material risk factors and other information in this report. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously impacted. As a result, the trading price, if any, of our Common Stock could decline and you could lose part or all of your investment.

Risks Related to Our Business and Industry

Our significant business lines have a limited operating history, which makes it difficult to evaluate our future prospects and results of operations.

Although our Luobuma business segment has been operational for 18 years, our pharmaceutical sales and yew plant segments have a limited operating history and began operations in 2005 and 2013, respectively. In addition, those newer business segments account for a large portion (approximately 89%) of our operating results at this time. Accordingly, our past operating results may not be an accurate indication of the lines of business we are principally engaged in currently. Thus, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving markets rather than typical companies of our age. Some of these risks and uncertainties relate to our ability to:

●	attract additional customers and increased spending per customer;

●	increase awareness of our brand and develop customer loyalty;

●	respond to competitive market conditions and compete with existing competitors with broad recognition;

●	respond to changes in our regulatory environment;

●	manage risks associated with intellectual property rights;

●	maintain effective control of our costs and expenses;

●	raise sufficient capital to sustain and expand our business;

●	attract, retain and motivate qualified personnel; and

●	upgrade our technology to support additional research and development of new products.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

The expansion of our business within our existing business segments could significantly strain our resources, management and operational infrastructure, which could impair our ability to meet increased demand for our products and hurt our business results.

To accommodate our anticipated expansion within our existing business lines—our pharmaceutical wholesale sales and yew plant segments—that have a relatively limited operating history, we will need to expend capital resources and dedicate personnel to implement and upgrade our accounting, distribution networks and operational infrastructure. We may need to recruit more personnel to train and manage our growing and diverse employee base. If we cannot successfully implement these measures efficiently and cost-effectively, we will be unable to satisfy the demand for our products, which will impair our revenue growth and hurt our overall financial performance.

Any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products.

As to the products we manufacture, we must manage our supply chain for raw materials and delivery of our products. Supply chain fragmentation and local protectionism within China further complicates supply chain disruption risks. Local administrative bodies and physical infrastructure built to protect local interests pose transportation challenges for raw material transportation as well as product delivery throughout China. In addition, profitability and volume could be negatively impacted by limitations inherent within the supply chain, including competitive, governmental, legal, natural disasters, and other events that could impact both supply and price. Any of these occurrences could cause significant disruptions to our supply chain, manufacturing capability and distribution system that could adversely impact our ability to produce and deliver some of our products.

The loss of any of our key customers could reduce our revenues and our profitability.

For the year ended June 30, 2017, sales to our seven largest customers amounted in the aggregate to approximately 64% of our total revenue. For the year ended June 30, 2016, sales to our five largest customers amounted in the aggregate to approximately 68% of our total revenue.

For the three months ended September 30, 2017, sales to our eight largest customers amounted in the aggregate to approximately 78% of our total revenue. For the three months ended September 30, 2016, sales to our six largest customers amounted in the aggregate to approximately 82% of our total revenue.

There can be no assurance that we will maintain or improve the relationships with these customers, or that we will be able to continue to supply these customers at current levels or at all. Any loss of these customers could have a material negative effect on our company’s business. In addition, having a relatively small number of customers may cause our quarterly results to be inconsistent, depending upon when these customers order and pay for outstanding invoices.

Furthermore, customers in our yew plant segment tend to have long purchase cycles that average over two to three years. Thus, our major customers in our yew plant segment for any given year do not tend to purchase products from us in the immediately following years. We must maintain good business relationships with these customers in the years in which they are not purchasers of our yew plant products. Additionally, we must procure orders from different customers each year in order to grow our sales. There is no assurance that we will be able to accomplish this successfully.

Finally, consolidation among our customers in recent years has resulted in additional customer concentration in the short term. If more of our existing customers acquire one another or enter into joint venture relationships, we could experience additional concentration of our customer base.

For the three months period ended September 30, 2017 and the years ended June 30, 2017 and 2016, we had eight, seven and five customers, respectively, that each accounted for 5% or more of our revenues:

	Percentage of Revenues in
Purchaser Name	Three Months Period ended September 30, 2017	Year ended June 30, 2017	Year ended June 30, 2016
Qingdao City Association of Shipping Owners	* %	8%	40%
Xi’an Qianhe Pharmaceutical Co., Ltd.	6%	11%	8%
Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd.	10%	10%	9%
Ankang Beiyida Pharmaceutical Share Co., Ltd.	7%	6%	*	%
Qingdao Shipping Services Association	6%	10%	*	%
Qingdao Cruise and Yacht Association	12%	9%	*	%
Qingdao ShiMeng Cruise Industrial Development Operation Management Co., Ltd.	22%	10%	*	%
Ziyan County Ziye Pharmaceutical Company	* %	* %	6%
Shaanxi Heyuan Commercial Co., Ltd. Medical Sub-branch	* %	* %	5%
Shaanxi Fengdakailai Medical Co., Ltd.	9%	* %	*	%
Shaanxi Zhongcai Associated Medical Technology Co., Ltd.	6%	* %	*	%

*	Less than 5%

If we cannot maintain long-term relationships with these major customers, the loss of our sales to any of them could have an adverse effect on our business, financial condition and results of operations.

We buy our products from a relatively limited number of vendors.

We buy our products from a limited number of vendors. For the three months period ended September 30, 2017, our nine largest vendors accounted for approximately 92% of our total purchases. For the year ended June 30, 2017, our nine largest vendors accounted for approximately 79% of our total purchases. During the year ended June 30, 2016, our nine largest vendors accounted for approximately 90% of our total purchases. During the three months period ended September 30, 2017 and the years ended June 30, 2017 and 2016, we had nine, nine, and nine vendors, respectively, that each accounted for 5% or more of our purchases:

	Percentage of Purchases in
Purchaser Name	Three Months Period ended September 30, 2017	Year ended June 30, 2017	Year ended June 30, 2016
Qingdao Donglin Biological Engineering Co., Ltd.	12%	23%	25%
Bozhou City Biaoma Pharmaceutal Trading Co., Ltd.	19%	14%	13%
Sichuan Provincial Traditional Chinese Medicine Co., Ltd.	11%	8%	9%
Tianma (Anhui) Traditional Chinese Medicine Decoction Technology Co., Ltd.	11%	6%	9%
Tianma (Anhui) National Pharmaceutical Technology Co., Ltd.	* %	5%	* %
Anhui Bozhou City Wanzhen Traditional Chinese Medicine Co., Ltd.	* %	* %	5%
Anhui Bozhou Chinese Medicine Decoction Pieces Co., Ltd.	* %	5%	7%
Anhui Bozhou Guolong Pharmaceutical Co., Ltd.	* %	6%	6%
Qingdao Yinghuanhai International Logistics Co., Ltd.	* %	7%	11%
Sichuan Zhongcheng Hengrui Pharmaceutical Co., Ltd.	* %	* %	5%
Dalian hanfang Biology Technology Co., Ltd.	6%	* %	* %
Baoji hanfang Chinese Medicine Decoction Pieces Co., Ltd.	7%	* %	* %
Anhui Bozhou Medicinal Materials Co., Ltd.	13%	* %	* %
Xunyang New Forest Ecological Agriculture Co., Ltd.	6%	* %	* %
Qingdao Longsheng Jieyun Express Co., Ltd.

*	Less than 5%

There are a number of suitable vendors who have the ability to supply raw materials to us, and we do not believe that our inability to use a particular vendor would materially disrupt our business. However, because we currently purchase a material amount of our products from a smaller number of suppliers, the loss of any such suppliers could result in increased expenses for our company and could result in adverse impact on our business, financial condition and results of operations if we are unable to enter into an agreement with a replacement supplier or suppliers on competitive terms.

Our success depends on our ability to protect our intellectual property.

We presently hold one patent in the People’s Republic of China for Luobuma fiber yarn preparation and an application method; we previously obtained eight other patents, but as of the date of this filing, due to non-payment of the annual dues for such patents, they are no longer valid. Our success depends on our ability to obtain and maintain patent protection for products developed from time to time utilizing our technologies, in the PRC and in other countries, and to enforce these patents. There is no assurance that any of our existing and future patents will be held valid and enforceable against third-party infringement or that our products will not infringe any third-party patent or intellectual property.

Any patents relating to our technologies may not be sufficiently broad to protect our products. In addition, our patents may be challenged, potentially invalidated or potentially circumvented. Our patents may not afford us protection against competitors with similar technology or permit the commercialization of our products without infringing third-party patents or other intellectual property rights.

We also rely on or intend to rely on our trademarks, trade names and brand names to distinguish our products from the products of our competitors, and have registered or will apply to register a number of these trademarks. However, third parties may oppose our trademark applications or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition and could require us to devote resources to advertising and marketing these new brands. Further, our competitors may infringe our trademarks, or we may not have adequate resources to enforce our trademarks.

Our pharmaceutical business is subject to inherent risks relating to product liability and personal injury claims.

Pharmacies are exposed to risks inherent in the manufacturing and distribution of pharmaceutical and other healthcare products, such as with respect to improper filling of prescriptions, labeling of prescriptions, adequacy of warnings, and unintentional distribution of counterfeit drugs. In addition, product liability claims may be asserted against us with respect to any of the products we sell and as a retailer, we are required to pay for damages for any successful product liability claim against us, although with respect to products we sell but do not manufacture, we may have the right under applicable PRC laws, rules and regulations to recover from the relevant manufacturer for compensation we paid to our customers in connection with a product liability claim. We may also be obligated to recall affected products. If we are found liable for product liability claims, we could be required to pay substantial monetary damages. Furthermore, even if we successfully defend ourselves against this type of claim, we could be required to spend significant management, financial and other resources, which could disrupt our business, and our reputation as well as our brand name may also suffer. We, like many other similar companies in China, do not carry product liability insurance. As a result, any imposition of product liability could materially harm our business, financial condition and results of operations. In addition, we do not have any business interruption insurance due to the limited coverage of any available business interruption insurance in China, and as a result, any business disruption or natural disaster could severely disrupt our business and operations and significantly decrease our revenue and profitability.

The retail price of some of our pharmaceutical products are subject to control by PRC authorities.

A small number of our pharmaceutical products (approximately 4% of our product offerings), primarily those included in the national and provincial medical insurance catalogs, are subject to price controls in the form of fixed retail prices or retail price ceilings. Since May 1998, the relevant PRC governmental authorities have ordered price reductions on thousands of pharmaceutical products. Any future price controls or government mandated price reductions may have a material adverse effect on our financial condition and results of operations, including significantly reducing our revenue and profitability.

Our business requires a number of permits and licenses.

Drugstores in China are required to obtain certain permits and licenses from various PRC governmental authorities, including Good Supply Practice (“GSP”) certification. We are also required to obtain food hygiene certificates for the distribution of nutritional supplements and food products other than medicine.

Also, we participate in the manufacture of Chinese medicine, which is subject to various PRC laws and regulations pertaining to the pharmaceutical industry. We have obtained certificates, permits, and licenses required for the operation of a pharmaceutical enterprise and the manufacturing of pharmaceutical products in the PRC. We are required to meet GSP standards in order to continue manufacturing pharmaceutical products. We are required to renew the GSP every five years and our GSP for Ankang Longevity Chain was renewed in August 2013. There is no guarantee we will be able to renew the GSP when it next expires.

We cannot assure you that we can maintain all required licenses, permits and certifications to carry on our business at all times, and in the past from time to time we may have not been in compliance with all such required licenses, permits and certifications. Moreover, these licenses, permits and certifications are subject to periodic renewal and/or reassessment by the relevant PRC governmental authorities and the standards of such renewal or reassessment may change from time to time. We intend to apply for the renewal of these licenses, permits and certifications when required by then applicable laws and regulations. Any inability to renew these licenses, permits and certifications could severely disrupt our business and prevent us from continuing to carry on our business. Any changes in the standards used by governmental authorities in considering whether to renew or reassess our business licenses, permits and certifications, as well as any enactment of new regulations that may restrict the conduct of our business, may also decrease our revenue and/or increase our costs and materially reduce our profitability and prospects. Furthermore, if the interpretation or implementation of existing laws and regulations changes or if new regulations come into effect requiring us to obtain any additional licenses, permits or certifications that were previously not required to operate our existing businesses, we cannot assure you that we may successfully obtain such licenses, permits or certifications.

Risks Related to Our Corporate Structure and Operation

We rely on contractual arrangements with our variable interest entities in China for our business operations, which may not be as effective in providing operational control or enabling us to derive economic benefits as through ownership of controlling equity interests.

We rely on and expect to continue to rely on our wholly owned PRC subsidiary’s contractual arrangements with our variable interest entities in China and their respective shareholders. These contractual arrangements are not as effective in providing us with control over the variable interest entities as ownership of controlling equity interests would be in providing us with control over, or enabling us to derive economic benefits from the operations of, the affiliated consolidated entities. Under the current contractual arrangements, as a legal matter, if any of the affiliated consolidated entities or any of their shareholders fails to perform its, his or her respective obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. For example, if shareholders of a variable interest entity were to refuse to transfer their equity interests in such variable interest entity to us or our designated persons when we exercise the purchase option pursuant to these contractual arrangements, we may have to take a legal action to compel them to fulfill their contractual obligations.

If (i) the applicable PRC authorities invalidate these contractual arrangements for violation of PRC laws, rules and regulations, (ii) any variable interest entity or its shareholders terminate the contractual arrangements or (iii) any variable interest entity or its shareholders fail to perform their obligations under these contractual arrangements, our business operations in China would be materially and adversely affected, and the value of your stock would substantially decrease. Further, if we fail to renew these contractual arrangements upon their expiration, we would not be able to continue our business operations unless the then current PRC law allows us to directly operate businesses in China.

In addition, if any variable interest entity or all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of the variable interest entities undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business and our ability to generate revenues.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Moreover, if a court were to determine that these contracts are not in the public interest or otherwise contrary to government policy, it could choose not to enforce such contracts, even if the contractual obligations were otherwise clear. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations.

Proposed legislation in the PRC could adversely affect our corporate structure, corporate governance and business operations.

In January 2015, China’s Ministry of Commerce, or MOFCOM, released a discussion draft of the proposed Foreign Investment Law (“Discussion Draft”), soliciting comments from the public. The Discussion Draft is aimed to replace, upon its enactment, existing laws regulating foreign investments in China with a uniform law and, if adopted, could affect a wide range of foreign entities, including our Company, and investments generally in China.

The proposed legislation is just a draft proposal at this time, and it is uncertain when, if ever, MOFCOM will submit the final version of the proposed law to the PRC’s National People’s Congress for review and passage. The proposed legislation may never be submitted for approval, or if submitted it may not be passed by the National People’s Congress. Alternatively, the version submitted (or approved) may be materially different than the current proposed draft. Thus, like any proposed legislation, the potential impact of such legislation on foreign investments in China and the business operations of China-based companies is unknown. We are currently working with our legal and accounting advisers to develop strategies to minimize the impact potential changes to existing Chinese laws regulating foreign investments might have.

Under the Discussion Draft as it is currently written, variable interest entities, or “VIEs,” that are controlled through their contractual arrangements could be deemed a foreign-invested enterprise if they are deemed to be ultimately “controlled” by foreign investors. Therefore, for a company such as us with a VIE structure in an industry designated as a “restricted” or “prohibited” to foreign investment, the VIE structure may be deemed legitimate if the ultimate controlling persons are PRC citizens or PRC entities. If the ultimate controlling persons are not PRC citizens or PRC entities, then the VIEs may be treated as foreign-invested enterprises and operation in the restricted or prohibited industries may require market entry clearance, national security review, and certain information reporting obligations. At this time we believe that under the current version of the Discussion Draft, our VIE structure should be deemed legitimate, as the expected ultimate controlling persons will be PRC citizens or PRC entities.

As of the date of this registration statement, no formal legislation has been implemented.

An insufficient amount of insurance could expose us to significant costs and business disruption.

We have not purchased any insurance to cover our assets and property, which could leave our business inadequately protected from loss. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards. We have irrevocably elected not to avail our company of these exemptions from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Risks Related to the Offering and Our Common Stock

The market price of our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the offering price.

The offering price for our common stock will be determined by our Company and may vary from the market price of our common stock following our offering. If you purchase our common stock in our offering, you may not be able to resell those shares at or above the offering price. We cannot assure you that the offering price of our common stock, or the market price following our offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our offering. The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Provisions in our By-laws and Delaware laws might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our Common Stock.

Provisions of our by-laws and Delaware laws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares of our Common Stock. These provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions include:

●	limitations on the removal of directors;

●	limitations on the ability of our shareholders to call special meetings;

●	establishing advance notice provisions for shareholder proposals and nominations for elections to the board of directors t be acted upon at meetings of shareholders;

●	providing that the board of directors is expressly authorized to adopt, or to alter or repeal our bylaws; and

●	establishing advance notice and certain information requirements for nominations for election to our board of directors r for proposing matters that can be acted upon by shareholders at shareholder meetings.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless such transactions are approved by our board of directors. The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your Common Stock in an acquisition.

We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

Our certificate of incorporation authorizes us to issue, without the approval of our shareholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.

If we are unable to maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock, may decline, and we may have difficulty raising additional capital.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, we are required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will continue to incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 10-K following the date on which we are no longer an “emerging growth company,” which may be up to five full years following the date of this offering. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the Securities and Exchange Commission, or other regulatory authorities, which could require additional financial and management resources.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations has high legal, accounting, and financial compliance costs and investor relations and public relations costs, make some activities more difficult, time-consuming or costly and increases demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results as well as proxy statements.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

These rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

If we raise less than the full amount of the Offering, there is a risk we will not have sufficient funds to support our growth and execute our business strategy.

Because this Offering does not require a minimum amount to be raised before closing, it is possible we will raise less than the full amount of the Offering. If this occurs, we will have fewer funds available to apply to the implementation of our business strategy. This produces a risk of underfunding that would reduce our ability to execute our business plan as intended and would negatively affect our results of operations.

We have broad discretion in the use of the net proceeds from our Offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we receive from the offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases.

If a more active trading market for our common stock develops, the market price of our common stock is likely to be highly volatile and subject to wide fluctuations, and holders of our common stock may be unable to sell their shares at or above the price at which they were acquired.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

●	quarterly variations in our revenues and operating expenses;

●	developments in the financial markets and worldwide economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the PRC government relating to regulations that govern our industry;

●	significant sales of our common stock or other securities in the open market;

●	variations in interest rates;

●	changes in the market valuations of other comparable companies; and

●	changes in accounting principles.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

As a public company in the United States, we are required to file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our company and shareholders. Although we may be able to attain confidential treatment of some of our developments, in some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors will have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S. public company, we will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public company status could affect our results of operations.

You will experience immediate and substantial dilution.

The offering price of our shares may be substantially higher than the pro forma net tangible book value per share of our common stock. Accordingly, if you Put Shares in this offering, you may incur immediate and substantial dilution of your investment. See “Dilution” on page 25.

A sale or perceived sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our shareholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our common stock. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Risks Related to Doing Business in China

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our PRC subsidiaries or finance our operating entity by means of loans or capital contributions. Any loans to our PRC subsidiaries, which are foreign-invested enterprises, cannot exceed statutory limits based on the difference between the amount of our investments and registered capital in such subsidiaries, and shall be registered with China’s State Administration of Foreign Exchange (“SAFE”), or its local counterparts. Furthermore, any capital increase contributions we make to our PRC subsidiaries, which are foreign-invested enterprises, shall be approved by China’s Ministry of Commerce (“MOFCOM”), or its local counterparts. We may not be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to receive such registrations or approvals, our ability to provide loans or capital to increase contributions to our PRC subsidiaries may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

PRC state administration of foreign exchange (“SAFE”) regulations regarding offshore financing activities by PRC residents which may increase the administrative burden we face. The failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

SAFE, issued a public notice (“SAFE #75”) effective from November 1, 2005, which requires registration with SAFE by the PRC resident shareholders of any foreign holding company of a PRC entity. Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise.

In November 2005, SAFE issued a public notice, the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, or the SAFE notice, which requires PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China, referred to as an “offshore special purpose company,” for the purpose of overseas equity financing involving onshore assets or equity interests held by them. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. Moreover, if the offshore special purpose company was established and owned the onshore assets or equity interests before the implementation date of the SAFE notice, a retroactive SAFE registration is required to have been completed before March 31, 2006. If any PRC shareholder of any offshore special purpose company fails to make the required SAFE registration and amendment, the PRC subsidiaries of that offshore special purpose company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore special purpose company. Moreover, failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

It is unclear whether our other PRC resident shareholders must make disclosure to SAFE. We believe that only PRC resident shareholders who receive ownership of the foreign holding company in exchange for ownership in the PRC operating company are subject to SAFE #75, there can be no assurance that SAFE will not require our other PRC resident shareholders to register and make the applicable disclosure. In addition, SAFE #75 requires that any monies remitted to PRC residents outside of the PRC be returned within 180 days; however, there is no indication of what the penalty will be for failure to comply or if shareholder non-compliance will be considered to be a violation of SAFE #75 by us or otherwise affect us.

In the event that the proper procedures are not followed under SAFE #75, we could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions. Our PRC resident shareholders could be subject to fines, other sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended.

Labor disputes could significantly affect our operations.

Labor disputes with our employees or labor disputes regarding social welfare could significantly disrupt operations or expansion plans. Delays caused by any such disruptions could materially affect projections for increased capacity, production and revenues, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Labor laws in the PRC may adversely affect our results of operations.

The Labor Contract Law of the PRC imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations.

The cessation of tax exemptions and deductions by the Chinese government may affect our profitability.

As part of our business is agricultural, we benefit from value added tax (“VAT”) and income tax exemption status for Qingdao Zhihesheng and Zhisheng Agricultural. Ankang Longevity Group also benefits from VAT exemptions from the purchase of raw materials used in Chinese medicine. If China’s law with respect to these tax exemptions changes, it will have significant effect on our net profit.

The rental of collective land requires the permission of local residents or the local government.

Our agricultural business requires the rental of collective land which may be revoked by the committee of collective rural residents or the local government if the use of the land does not comply with the original rental agreement and relevant regulations to use the land for agriculture purposes. While we will continue to strive for compliance with the rental agreement and relevant regulations, should such revoking situation occur, we would further negotiate with the relevant local government to revise the agreement for the continued use of the land.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

Substantially all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market. These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic slowdown, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

China passed the Enterprise Income Tax Law, or the EIT Law, and it is implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often reside in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. Because substantially all of our operations and senior management are located within the PRC and are expected to remain so for the foreseeable future, we may be considered a PRC resident enterprise for enterprise income tax purposes and therefore subject to the PRC enterprise income tax at the rate of 25% on our worldwide income. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, as we complete our sales, including export sales, in China. Second, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to the clause 26 of the EIT Law. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our common stock, or the gain our non-PRC shareholders may realize from the transfer of our common stock, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. The EIT Law and its implementing regulations are, however, relatively new and ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC shareholders, or if non-PRC shareholders are required to pay PRC income tax on gains on the transfer of their shares of common stock, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our company, because these parties are not always subject to our control.

Although we believe to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions including personal liability for management, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct all of our business through our subsidiaries and variable interests entities in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries and variable interests entities are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Furthermore, and as discussed above in “Risk Factors—Proposed legislation in the PRC could adversely affect our corporate structure, corporate governance and business operations,” MOFCOM, released in January 2015 a discussion draft of the proposed Foreign Investment Law, which, if enacted, would replace existing laws regulating foreign investments in China with a uniform law. The proposed legislation could affect a wide range of foreign entities, including our Company, and investments generally in China.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our PRC operating subsidiaries, we may make loans to our PRC subsidiaries, or we may make additional capital contributions to our PRC subsidiaries.

Any loans to our PRC subsidiaries, and the repayments thereof, are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign invested entities (“FIEs”), to finance their activities cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange, or SAFE. On August 29, 2008, SAFE promulgated Circular 142, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB by restricting how the converted RMB may be used. The notice requires that RMB converted from the foreign currency-denominated capital of a foreign-invested company may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless such investments are otherwise provided for in the business scope. The foreign currency-denominated capital shall be verified by an accounting firm before converting into RMB. In addition, SAFE strengthened its oversight over the flow and use of RMB funds converted from the foreign currency-denominated capital of a foreign-invested company. To convert such capital into RMB, the foreign-invested company must report the use of such RMB to the bank, and the RMB must be used to the reported purposes. According to Circular 142, change of the use of such RMB without approval is prohibited. In addition, such RMB may not be used to repay RMB loans if the proceeds of such loans have not yet been used. Violations of Circular 142 may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Rules.

Furthermore, SAFE promulgated Circular 59 on November 19, 2010, requiring the governmental authority to closely examine the authenticity of settlement of net proceeds from offshore offerings. In particular, any net proceeds settled from offshore offerings must be applied in the manner described in the offering documents.

On May 10, 2013, SAFE released Circular 21, which came into effect on May 13, 2013. According to Circular 21, SAFE has simplified the foreign exchange administration procedures with respect to the registration, account openings and conversions, settlements of FDI-related foreign exchange, as well as fund remittances.

Circular 142, Circular 59 and Circular 21 may significantly limit our ability to convert, transfer and use the net proceeds from this offering and any offering of additional equity securities in China, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by the Ministry of Commerce of China, or MOFCOM, or its local counterpart, which approval usually takes no more than 30 working days to complete. We may not be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our PRC subsidiaries. If we fail to receive such approvals, we will not be able to use the proceeds of this offering and capitalize our PRC operations, which could adversely affect our liquidity and our ability to fund and expand our business.

Governmental control of currency conversion may affect the value of your investment by restricting our ability to pay dividends, even if profitable.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

We are a holding company and we rely on dividend payments from our subsidiaries, which are subject to restrictions under PRC laws, for funding.

We are a holding company incorporated in Delaware, and we operate our core businesses through our subsidiaries in the PRC and through various variable interest entities, or VIEs, and agreements with third parties. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from these PRC subsidiaries. If our subsidiaries incur debt or losses, their ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of our PRC subsidiaries calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiaries may enter into in the future may also restrict the ability of our subsidiaries to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our Shareholders and to service our indebtedness.

Our business may be materially and adversely affected if any of our PRC subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding.

According to the SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective May 13, 2013, if any of our PRC subsidiaries undergoes a voluntary or involuntary liquidation proceeding, prior approval from the SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past. If the review process is more substantive and stringent, it will be more time consuming and costly; thus diverting our management’s time and our revenues away from everyday operations. Additionally, if the registration requires a substantive review, it will delay and could potentially deny our ability to remit our profits to our shareholders.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our shares of common stock or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

From June 30, 2016 to June 30, 2017, the PRC Government devalued its currency by approximately 2.1%, representing the largest yuan depreciation in 20 years. China weakened the value of RMB currency by 2.1% to 6.78 against the US dollar on June 30, 2017, from 6.64 against the US dollar on June 30, 2016. On September 30, 2017, the value of RMB currency against the US dollar was 6.65. Concerns remain that China’s slowing economy, and in particular its exports, will need a stimulus that can only come from further cuts in the exchange rate.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless or illiquid. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our stock could be rendered worthless. Even if such allegations are groundless, this situation may be a major distraction to our management.

You may face difficulties in protecting your interests and exercising your rights as a shareholder since we conduct substantially all of our operations in China, and almost all of our officers and directors reside outside the U.S.

Although we are incorporated in Delaware, we conduct substantially all of our operations in China. All of our current officers and directors reside outside the U.S. and substantially all of the assets of those persons are located outside of the U.S. It may be difficult for you to conduct due diligence on the Company or such directors in your election of the directors and attend a shareholder meeting if the meeting is held in China. We plan to have one shareholder meeting each year at a location to be determined, potentially alternating between U.S. and China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the U.S.

DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current expectations and beliefs, including estimates and projections about our industry. Forward-looking statements may be identified by use of terms such as “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “believes” and similar expressions, although some forward-looking statements are expressed differently. Statements concerning our financial position, business strategy and plans or objectives for future operations are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and may cause actual results to differ materially from management’s current expectations. Such risks and uncertainties include those set forth herein under “Risk Factors.” The forward-looking statements in this prospectus speak only as of the time they are made and do not necessarily reflect our outlook at any other point in time.

Except as may be required under the federal securities laws, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to read any further disclosures we make on related subjects in our filings with the SEC, including Form 10-K, Form 10-Q and Form 8-K reports. Also note that under the caption “Risk Factors,” we provide a cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our business. These are factors that we think could cause our actual results to differ materially from expected and historical results. Other factors besides those listed in “Risk Factors,” including factors described as risks in our filings with the SEC, could also adversely affect us. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending the uses described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities.

DETERMINATION OF OFFERING PRICE

The offering price of the securities may be determined by us or our sales agent from time to time in connection with the offering. We will provide the offering price of securities in the supplement(s) to this prospectus.

DILUTION

Our net tangible book value as of September 30, 2017 was $3.08 per share of Common Stock . Net tangible book value per share of Common Stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our Common Stock outstanding. If we offer shares of our Common Stock, purchasers of our Common Stock in that offering may experience immediate dilution in net tangible book value per share. The prospectus supplement relating to an offering of shares of our Common Stock will set forth the information regarding any dilutive effect of that offering.

SELLING STOCKHOLDERS

Not Applicable.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of our capital stock (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our certificate of incorporation, our bylaws and by the applicable provisions of Delaware law.

Our authorized capital stock consists of 105,000,000 shares of common stock, par value $0.001 per share, consisting of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our amended certificate of incorporation and bylaws, which have been filed previously with the SEC, and applicable provisions of Delaware law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $25,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. The debt securities, the preferred stock, the common stock and the warrants are collectively referred to in this prospectus as the “Securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of December 12, 2017, there were 21,034,072 shares of our common stock issued and outstanding, held of record by approximately 299 stockholders. The outstanding shares of common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

Our board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. The common stock has no cumulative voting rights, including with respect to the election of directors.

Subject to preferential rights with respect to any future outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefore. As of the date of this prospectus, we do not have any preferred stock outstanding nor do we have any classes of preferred stock designated. Pursuant to Section 281 of Delaware General Corporation Law, in the event of our dissolution, the holders of common stock are entitled to the remaining assets after payment of all liabilities of the company.

Our common stock has no preemptive or conversion rights or other subscription rights.

Preferred Stock

Our certificate of incorporation, as amended, empowers our board of directors, without action by our shareholders, to issue up to 5,000,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of the date of this prospectus, no shares of preferred stock were designated or issued and outstanding. Our board may fix the rights, preferences, privileges and restrictions of our authorized but undesignated preferred shares, including:

●	dividend rights and preferences over dividends on our common stock or any series of preferred stock;

●	the dividend rate (and whether dividends are cumulative);

●	conversion rights, if any;

●	voting rights;

●	rights and terms of redemption (including sinking fund provisions, if any);

●	redemption price and liquidation preferences of any wholly unissued series of any preferred stock and the designation thereof of any of them; and

●	to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares then outstanding.

You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred stock will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

●	the voting rights, if any, of the holders of shares of the preferred stock being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred stock being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred stock being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred stock terms selected by our board of directors could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and power, including voting rights, of the holders of our common stock without any further vote or action by the stockholders. The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future. The issuance of preferred stock could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of Indenture and the form of each Indenture agreement, if any, relating to Indentures offered under this prospectus.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture. Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities, if any;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Warrants

We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under the description of “Common Stock”, “Preferred Stock”, and “Warrants” will apply to each unit and to any Common Stock, Preferred Stock or warrant included in each unit, respectively.

Anti-Takeover Provisions of the Delaware Law and Our Governing Documents

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

●	prior to the time the stockholder became an interested stockholder, either the applicable business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203 of the DGCL) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three year period.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter or prevent a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also limit the price that investors are willing to pay in the future for our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Island Stock Transfer, LLC, 15500 Roosevelt Blvd. Suite 301, Clearwater, FL 33760, and their telephone number is (727) 289-0010.

NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “TYHT.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Hunter Taubman Fischer & Li, LLC, New York, NY. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

Wei, Wei & Co., LLP (“Wei”), an independent registered public accounting firm, audited our financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2017, as set forth in their report included therein, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Wei’s report, given on their authority as experts in accounting and auditing.

Material Changes

None.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov; you can also find our filings on our company website: http://shinecobiotech.mediaroom.com/index.php?s=2429&o=0&l=25. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any information that we file subsequent to this prospectus with the Securities and Exchange Commission will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

(a)	the Company’s Annual Report on Form 10-K for the year ended June 30, 2017;

(b)	the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017

(c)	the Company’s Current Reports on Form 8-K filed on October 27, 2017;

(d)	the Company’s Current Reports on Form 8-K filed on November 1, 2017;

(e)	the Company’s Current Reports on Form 8-K filed on November 13, 2017;

(f)	the Company’s Current Reports on Form 8-K filed on November 16, 2017;

(g)	the Company’s Current Reports on Form 8-K filed on December 11, 2017; and

(h)	the description of the Common Stock, $0.001 par value per share, contained in the Registrant’s registration statement on Form 8-A filed with the Commission on May 13, 2016 pursuant to Section 12(b) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus. These documents that we file later with the Securities and Exchange Commission and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (excluding exhibits, unless the exhibits are specifically incorporated), at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

SHINECO, INC.

Room 1001, Building T5,

DaZu Square, Daxing District,

Beijing, People’s Republic of China

Attn: Mr. Yuying Zhang

SHINECO, INC.

$25,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

December 19, 2017